As filed with the Securities and Exchange Commission on February 28, 2011

Registration No. 333-171706

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

ON

FORM S-8

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rovi Corporation

(Exact name of registrant as specified in its charter)

Delaware	26-1739297
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(408) 562-8400

(Address of principal executive offices)

SONIC SOLUTIONS 1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1998 STOCK OPTION PLAN OF SONIC SOLUTIONS

SONIC SOLUTIONS 2000 STOCK OPTION PLAN

SONIC SOLUTIONS 2004 EQUITY COMPENSATION PLAN, Amended and Restated July 2010

SONIC SOLUTIONS 2004 STOCK INCENTIVE PLAN

SONIC SOLUTIONS 2005 STOCK INCENTIVE PLAN (NON-U.S. EMPLOYEES)

SONIC SOLUTIONS 2010 INDUCEMENT EQUITY COMPENSATION PLAN

DIVX, INC. 2000 STOCK OPTION PLAN

DIVX, INC. 2006 EQUITY INCENTIVE PLAN

(Full title of the plans)

Stephen Yu

EVP and General Counsel

Rovi Corporation

2830 De La Cruz Boulevard

Santa Clara, California 95050

(408) 562-8400

(Name and address and telephone number, including area code, of agent for service)

Jon Gavenman, Esq.

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	922,168 shares	N/A	N/A	N/A

(1)	This Post-Effective Amendment No. 1 on Form S-8 (the “Amendment”) covers up to 922,168 shares of common stock, par value $0.001, of Rovi Corporation (“Rovi”) originally registered on Rovi’s Registration Statement on Form S-4 (File No. 333-171706), as amended, initially filed with the Securities and Exchange Commission (“SEC”) on January 14, 2011 (the “Registration Statement”), to which this post effective Amendment No. 1 relates.
(2)	Pursuant to Rule 416(a), this post effective Amendment No. 1 to the Registration Statement shall also cover any additional shares of Rovi’s common stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Rovi’s Common Stock.
(3)	Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing of the Registration Statement

EXPLANATORY NOTE

Rovi Corporation, a Delaware corporation (“Rovi”), hereby amends its Registration Statement on Form S-4 (File No. 333-171706), which was declared effective on February 10, 2011 (the “Registration Statement”), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to up to 922,168 shares of Rovi common stock, par value $0.001 per share (“Rovi Common Stock”), that are issuable by Rovi upon the exercise of stock options granted under the Sonic Solutions 1994 Non-Employee Directors Stock Option Plan, the 1998 Stock Option Plan of Sonic Solutions, the Sonic Solutions 2000 Stock Option Plan, the Sonic Solutions 2004 Equity Compensation Plan, Amended and Restated July 2010, the Sonic Solutions 2004 Stock Incentive Plan, the Sonic Solutions 2005 Stock Incentive Plan (Non-U.S. Employees), the Sonic Solutions 2010 Inducement Equity Compensation Plan, the DivX, Inc. 2000 Stock Option Plan and the DivX, Inc. 2006 Equity Incentive Plan. (collectively, the “Plans”). All such shares of Rovi Common Stock were originally registered on the Registration Statement.

On February 17, 2011, Sparta Acquisition Sub, Inc., a California corporation and wholly owned subsidiary of Rovi (“Purchaser”), merged (the “Merger”) with and into Sonic Solutions, a California corporation (“Sonic”), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of December 22, 2010, by and between Rovi, Purchaser and Sonic (the “Merger Agreement”). Pursuant to the Merger Agreement, at the effective time of the Merger each outstanding option to acquire Sonic common stock, no par value per share, granted under the Plans that was unvested or was vested and had an exercise price at or above $14.00 per share was assumed by Rovi and converted into an option to purchase, on the same terms and conditions as applied to each such option immediately prior to the effective time of the Merger, that number of whole shares of Rovi Common Stock equal to the product of the number of shares of Sonic common stock that were issuable upon exercise of such assumed stock option immediately prior to the effective time of the Merger multiplied by 0.2489, rounded down to the nearest whole number of shares of Rovi Common Stock, and the per share exercise price of such assumed option is equal to the quotient of the exercise price per share of Sonic common stock subject to such assumed stock option divided by 0.2489, rounded up to the nearest whole cent. Each outstanding restricted stock unit that was unvested as of the effective time of the Merger was assumed by Rovi subject to, and in accordance with, the terms of the applicable Plan and any restricted stock unit agreement or other document evidencing such assumed restricted stock unit. Each assumed restricted stock unit will continue to have, and be subject to, the same terms and conditions related to such assumed restricted stock unit in effect immediately prior to the effective time of the Merger (including and repurchase rights or vesting provisions), except that each assumed restricted stock unit was converted into the right to receive that number of whole shares of Rovi Common Stock equal to the product of the number of shares of Sonic common stock subject to the assumed restricted stock unit immediately prior the effective time of the Merger multiplied by 0.2489, rounded down to the nearest whole number of shares of Rovi Common Stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Rovi with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) Rovi’s Annual Report on Form 10-K for the year ended December 31, 2010.

(b) Current Reports on Form 8-K filed February 8, 2011, February 11, 2011, February 15, 2011 and February 18, 2011, in each case to the extent filed and not furnished.

(c) The description of Rovi Common Stock which is contained in Registration Statement 8-A12G, filed on January 27, 1997.

All reports and other documents subsequently filed by Rovi pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

Not Applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Rovi is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities, whether or not indemnification would be permitted by statute.

Rovi’s certificate of incorporation provides that, to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended, a director of Rovi shall not be personally liable to Rovi or its stockholders for monetary damages for breach of any fiduciary duty as a director. Rovi’s restated certificate of incorporation and amended and restated bylaws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. The Company has entered into indemnity agreements with each of its directors and executive officers. In addition, Rovi maintains liability insurance for its directors and officers.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit Number

4.1	Certificate of Incorporation of Rovi Corporation (incorporated by reference to Exhibit 3.01 from Rovi’s quarterly report on Form 10-Q for the period ended June 30, 2009 filed on August 6, 2009).

4.2	Bylaws of Rovi Corporation (incorporated by reference to Exhibit 3.1 from Rovi’s current report on Form 8-K filed on May 8, 2009).

5.1	Opinion of Cooley LLP (included as exhibit 5.1 to the Registration Statement on Form S-4 previously filed on January 14, 2011 to which this post-effective Amendment No. 1 relates).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included as part of its opinion filed as exhibit 5.1 to the Registration Statement on Form S-4 previously filed on January 14, 2011 to which this post-effective Amendment No. 1 relates).

24.1	Power of Attorney (contained in the Registration Statement on Form S-4 previously filed on January 14, 2011 to which this post-effective Amendment No. 1 relates).

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective Amendment No. 1 on Form S-8 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 28th day of February, 2011.

ROVI CORPORATION

By:	/S/ STEPHEN YU
Stephen Yu EVP and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment No. 1 on Form S-8 to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* ALFRED J. AMOROSO	President, Chief Executive Officer and Director	February 28, 2011

* JAMES BUDGE	Chief Financial Officer	February 28, 2011

* ANDREW K. LUDWICK	Chairman	February 28, 2011

* ALAN L. EARHART	Director	February 28, 2011

* JAMES E. MEYER	Director	February 28, 2011

* JAMES O’ SHAUGHNESSY	Director	February 28, 2011

* RUTHANN QUINDLEN	Director	February 28, 2011

*By:	/S/ STEPHEN YU
STEPHEN YU
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number

4.1	Certificate of Incorporation of Rovi Corporation (incorporated by reference to Exhibit 3.01 from Rovi’s quarterly report on Form 10-Q for the period ended June 30, 2009 filed on August 6, 2009).

4.2	Bylaws of Rovi Corporation (incorporated by reference to Exhibit 3.1 from Rovi’s current report on Form 8-K filed on May 8, 2009).

5.1	Opinion of Cooley LLP (included as exhibit 5.1 to the Registration Statement on Form S-4 previously filed on January 14, 2011 to which this post-effective Amendment No. 1 relates).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included as part of its opinion filed as exhibit 5.1 to the Registration Statement on Form S-4 previously filed on January 14, 2011 to which this post-effective Amendment No. 1 relates).

24.1	Power of Attorney (contained in the Registration Statement on Form S-4 previously filed on January 14, 2011 to which this post-effective Amendment No. 1 relates).